News Release
FOR IMMEDIATE RELEASE

The Procter & Gamble Company and Teva Pharmaceutical Industries
Form Consumer Health Care Partnership

Companies Create New Business Model to Become a Leading Player in Consumer Health Care

CINCINNATI, OH and JERUSALEM, ISRAEL, March 24, 2011 – The Procter & Gamble Company (NYSE: PG) and Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) today announced the signing of a master agreement to create a partnership in consumer health care by bringing together both companies’ existing over-the-counter (OTC) medicines and complementary capabilities to accelerate growth.

This new business model combines P&G’s strong brand-building, consumer-led innovation and go-to-market capabilities with Teva’s broad geographic reach, its experience in R&D, regulatory and manufacturing and its extensive portfolio of products.

“This unique partnership positions P&G and Teva to be a leading player in the consumer health care industry,” said Bob McDonald, chairman of the board, president and chief executive officer of P&G.  “This is a remarkable opportunity to accelerate growth for both companies’ OTC businesses.  Together, we will serve more consumers in more parts of the world, more completely, by increasing access to high quality, affordable over-the-counter medicines.”

“We are extremely pleased to be joining forces with Procter & Gamble, the world leader in brand building and innovative go-to-market capabilities,” said Shlomo Yanai, Teva’s president and chief executive officer. “This partnership will create value by immediately expanding the number of channels and geographies in which each company’s OTC products will be sold.  Together, we will develop a new platform with the potential to reshape the entire global OTC market.”

Annual Sales of More Than $1 Billion
The partnership will include a joint venture that combines the companies’ OTC businesses in all markets outside of North America.  The markets included in the joint venture generated sales of more than $1 billion in 2010.

Teva will provide access to its unparalleled portfolio of medicines and global R&D and manufacturing expertise and infrastructure.  As part of the partnership, the companies intend for Teva to take global responsibility for manufacturing to supply the joint venture markets and P&G’s existing North American business.

Significant Growth Potential
OTC health care medicines offer significant growth potential for both companies in developed and emerging markets.  The companies expect to stimulate faster growth in the nearly $200 billion OTC market as the global population continues to age, consumers increasingly focus on quality of life and wellness and more consumers personally manage their family’s health care choices and rely on trusted brands.  In addition, economies in emerging markets continue to grow quickly and consumers are gaining purchasing power.  All of these factors will contribute to continued strong growth of the global consumer health care market.

This partnership will enable both companies to generate greater value from their existing OTC businesses.  By broadening its OTC product offerings, Teva will further strengthen its position with major pharmacy customers around the world.   For P&G, the partnership will accelerate global expansion of its leading OTC brands such as Vicks, Metamucil and Pepto-Bismol.

In addition, the partnership will exploit opportunities to develop Rx-to-OTC switches to create new trusted brands to be marketed worldwide, including in North America.

The transaction is expected to close in the fall of 2011 subject to receipt of required regulatory approvals.

Conference Calls / Webcasts
P&G and Teva will host a joint conference call as well as individual conference calls today to discuss the partnership in more detail.

A joint conference call will begin at 9:30am ET. To participate in the call from the United States, please dial 800-798-2864 or 617-614-6206 Internationally.  The Conference ID or Passcode is 7128202.  A webcast of the call can also be accessed from the companies’ websites at www.pg.com and www.tevapharm.com.  Following conclusion of the call, a replay of the webcast will be available within 24 hours at the companies’ websites.

A P&G conference call will begin at 10:00am ET.  To participate in the call from the United States, please dial 866-831-6272 or 617-213-8859 Internationally.  The Conference ID or Passcode is 6929206.  A webcast of the call can also be accessed from the company’s website at www.pg.com.  Following conclusion of the call, a replay of the webcast will be available within 24 hours at the Company’s website.

A Teva conference call will begin at 12:00pm ET.  To participate in the call from the United States, please dial 866-770-7129 or 617-213-8067 Internationally.  The Conference ID or Passcode is 91148530.  A webcast of the call can also be accessed from the company’s website at www.tevapharm.com.  Following conclusion of the call, a replay of the webcast will be available within 24 hours at the company’s website.  A replay of the call will also be available until March 25, 2011, at 3:00pm ET, by calling 888-286-8010 (US) or 617-801-6888 (International).  The Conference ID or Passcode is 13624779.

About Procter & Gamble

Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 127,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

About Teva

Teva (NASDAQ:Teva) is a leading global pharmaceutical company, committed to increasing access to high-quality healthcare by developing, producing and marketing affordable generic drugs as well as innovative and specialty pharmaceuticals and active pharmaceutical ingredients. Headquartered in Israel, Teva is the world's largest generic drug maker, with a global product portfolio of nearly 1500 molecules and a direct presence in about 60 countries. Teva's branded businesses focus on neurological, respiratory and women's health therapeutic areas as well as biologics. Teva's leading innovative product, Copaxone®, is the number one prescribed treatment for multiple sclerosis. Teva employs approximately 40,000 people around the world and reached $16.1 billion in net sales in 2010.

P&G Forward-Looking Statement
All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results for any quarter or annual period to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasing volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (10) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (11) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (12) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (13) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (14) the ability to stay close to consumers in an era of increased media fragmentation; (15) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (16) the ability to rely on and maintain key information technology systems, including the transition of our ordering, shipping and billing systems in North America and Western Europe to a new system.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Teva Forward-Looking Statement
This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on management's current beliefs and expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: our reaching final agreement with Proctor & Gamble regarding the terms of the proposed partnership, consummation of the transaction, including receipt of regulatory approvals and satisfaction of other closing conditions, the ability of the proposed partnership and the partners to achieve expected results and expectations regarding growth of the OTC market, our ability to successfully develop and commercialize additional pharmaceutical products, the introduction of competing generic equivalents, the extent to which we may obtain U.S. market exclusivity for certain of our new generic products and regulatory changes that may prevent us from utilizing exclusivity periods, potential liability for sales of generic products prior to a final resolution of outstanding patent litigation, including that relating to the generic versions of Neurontin®, Lotrel®, Protonix® and Gemzar®, the extent to which any manufacturing or quality control problems damage our reputation for high quality production, the effects of competition on sales of our innovative products, especially Copaxone® (including potential generic and oral competition for Copaxone®), the impact of continuing consolidation of our distributors and customers, our ability to identify, consummate and successfully integrate acquisitions (including the acquisition of ratiopharm), interruptions in our supply chain or problems with our information technology systems that adversely affect our complex manufacturing processes, intense competition in our specialty pharmaceutical businesses, any failures to comply with the complex Medicare and Medicaid reporting and payment obligations, our exposure to currency fluctuations and restrictions as well as credit risks, the effects of reforms in healthcare regulation, adverse effects of political or economical instability, major hostilities or acts of terrorism on our significant worldwide operations, increased government scrutiny in both the U.S. and Europe of our agreements with brand companies, dependence on the effectiveness of our patents and other protections for innovative products, our ability to achieve expected results through our innovative R&D efforts, the difficulty of predicting U.S. Food and Drug Administration, European Medicines Agency and other regulatory authority approvals, uncertainties surrounding the legislative and regulatory pathway for the registration and approval of biotechnology-based products, potentially significant impairments of intangible assets and goodwill, potential increases in tax liabilities resulting from challenges to our intercompany arrangements, our potential exposure to product liability claims to the extent not covered by insurance, the termination or expiration of governmental programs or tax benefits, current economic conditions, any failure to retain key personnel or to attract additional executive and managerial talent, environmental risks and other factors that are discussed in our Annual Report on Form 20-F and other filings with the U.S. Securities and Exchange Commission.

#           #           #

Contacts:

P&G

News Media – Tom Millikin 513-622-1522

Investors – John Chevalier 513-983-9974

Teva

News Media – Denise Bradley 215-591-8974 or Yossi Koren 972-3-914-8267

Investors – Kevin Mannix 215-591-8812 or Elana Holzman 972-3-926-7554